                                                 Registration No. 333-__________
      As filed with the Securities and Exchange Commission on July 16, 2002
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                                MGI PHARMA, INC.
             (Exact name of registrant as specified in its charter)

               Minnesota                                       41-1364647
      (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                       Identification No.)

                     5775 West Old Shakopee Road, Suite 100
                        Bloomington, Minnesota 55437-3174
                          (Address, including zip code,
                  of registrant's principal executive offices)

                              --------------------

                   MGI PHARMA, INC. 1997 Stock Incentive Plan
                                       and
       MGI PHARMA, INC. Amended and Restated Employee Stock Purchase Plan
                            (Full title of the plans)

                              --------------------

                               Charles N. Blitzer
                             Chief Executive Officer
                                MGI PHARMA, INC.
                     5775 West Old Shakopee Road, Suite 100
                        Bloomington, Minnesota 55437-3174
                                  952-346-4700
                      (Name, address and telephone number,
              including area code, of agent for service of process)

                              --------------------

                                    Copy to:
                             Timothy S. Hearn, Esq.
                              Dorsey & Whitney LLP
                        50 South Sixth Street, Suite 1500
                              Minneapolis, MN 55402
                                 (612) 340-2600
                            Facsimile: (612) 340-8738

                              --------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                               Proposed maximum     Proposed maximum
  Title of securities to be     Amount to     offering price per   aggregate offering      Amount of
         registered           be registered        share(1)             price(1)        registration fee
---------------------------------------------------------------------------------------------------------
Common Stock                  3,700,000(2)          $ 6.40          $ 23,680,000.00        $ 2,180.00
($.01 par value per share)
=========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the registrant's Common Stock traded on the Nasdaq Stock Market as reported on the consolidated reporting system on July 11, 2002.

(2) Includes 3,500,000 shares under the MGI PHARMA, INC. 1997 Stock Incentive Plan and 200,000 shares under the MGI PHARMA, INC. Amended and Restated Employee Stock Purchase Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by MGI PHARMA, INC. (the "Company"), are incorporated by reference in this Registration Statement, as of their respective dates:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 0-10736);

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 0-10736);

     (c) The Company's Current Report on Form 8-K filed on April 17, 2002 (File No. 0-10736); and

     (d) The description of the Company's Common Stock contained in any Registration Statement of the Company filed under the Securities Exchange Act of 1934, as amended, and any amendment or report filed for the purpose of updating such descriptions filed subsequent to the date of this Registration Statement.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 302A.521 of the Minnesota Business Corporation Act provides that the Company shall, subject to certain limitations, indemnify officers and directors made or threatened to be made a party to a proceeding by reason of that officer or director's former or present official capacity with the Company. As required, the Company will indemnify that person against judgments, penalties, fines, settlements and reasonable expenses if the officer or director:

     o    has not been indemnified by another organization;

     o    acted in good faith;

     o has not received an improper personal benefit and Section 302A.255 regarding director conflicts of interests, if applicable, has been satisfied;

     o assuming the case is a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful; and

     o reasonably believed that the conduct was in the best interests of the corporation or, in the case of an officer or director who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation.

     The Company's Restated Articles of Incorporation and Restated By-Laws provide for indemnification of Company directors and officers to the extent legally permissible under Minnesota law. In addition, the Company maintains insurance policies which provide coverage for its officers and directors in certain situations where the Company cannot directly indemnify such officers or directors.

Item 7. Exemption from Registration Claimed.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

     4.1  Restated Articles of Incorporation (incorporated by reference to
          Exhibit 3.1 to the Company's Registration Statement on Form S-2, File No. 33-40763).
     4.2 Restated By-Laws, as amended to date (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).
     4.3 Rights Agreement, dated as of July 14, 1998, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent, which includes as Exhibit B thereto the form of Right Certificate (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed July 15, 1998 (File No. 0-10736)).
     4.4 Amendment No. 1 to Rights Agreement, dated as of March 14, 2000, between the Company and Norwest Bank, Minnesota, N.A. (incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A/A-1, filed March 20, 2000 (File No. 0-10736)).
     5.1  Opinion of Dorsey & Whitney LLP.
    23.1  Consent of Independent Auditors.
    23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).
    24.1  Power of Attorney.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomington, State of Minnesota, on the 15th day of July, 2002.

                                       MGI PHARMA, INC.

                                       By /s/ Charles N. Blitzer
                                          --------------------------------------
                                          Charles N. Blitzer
                                          Chief Executive Officer and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of July, 2002.

Signature                              Title

/s/ Charles N. Blitzer                 President, Chief Executive Officer and
----------------------------------     Director (principal executive officer)
Charles N. Blitzer

/s/ William C. Brown                   Chief Financial Officer and Secretary
----------------------------------     (principal financial and accounting
William C. Brown                       officer)

                *
----------------------------------     Director
Andrew J. Ferrara

                *
----------------------------------     Director
Hugh E. Miller

                *
----------------------------------     Director
Lee R. Schroeder

                *
----------------------------------     Director
David B. Sharrock

                *
----------------------------------     Director
Arthur L. Weaver M.D.


* By: /s/ William C. Brown
      ----------------------------
      William C. Brown
      Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
 Number                                    Description
-------        -----------------------------------------------------------------
  4.1          Restated Articles of Incorporation (incorporated by reference to
               Exhibit 3.1 to the Company's Registration Statement on Form S-2,
               File No. 33-40763).

  4.2 Restated By-Laws, as amended to date (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

  4.3 Rights Agreement, dated as of July 14, 1998, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent, which includes as Exhibit B thereto the form of Right Certificate (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed July 15, 1998 (File No. 0-10736)).

  4.4 Amendment No. 1 to Rights Agreement, dated as of March 14, 2000, between the Company and Norwest Bank, Minnesota, N.A. (incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A/A-1, filed March 20, 2000 (File No. 0-10736)).

  5.1          Opinion of Dorsey & Whitney LLP.

 23.1          Consent of Independent Auditors.

 23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

 24.1          Power of Attorney.